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                                                                    EXHIBIT 23.5


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of U.S. Bancorp of our report dated February 4, 2000 relating to the financial statements, which appears in Scripps Financial Corporation's Annual Report on Form 10-K for the year ended December 31, 1999. We also consent to the reference to us under the headings "Experts" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

San Diego, California
August 15, 2000